Exhibit 10.13

CONTRIBUTION AGREEMENT

DATED AS OF DECEMBER ____, 2004

by and between

WYOMING ASSOCIATES, INC.

AND

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

TABLE OF CONTENTS

Page

ARTICLE I	Definitions

1.1	Defined Terms
1.2	Referenced Terms

ARTICLE II	Contribution Of Aircraft

2.1	Contribution of Used Aircraft
2.2	Closing
2.3	Closing Obligations

ARTICLE III	Inspection, Acceptance, And Delivery

3.1	Inspection
3.2	Acceptance
3.3	Delivery

ARTICLE IV	Representations And Warranties Of Wyoming

4.1	Organization, Power and Good Standing
4.2	Status and Title to Aircraft
4.3	Authority and Binding Obligation
4.4	Litigation
4.5	Limited Warranty
4.6	Taxes
4.7	No Conflicts
4.8	Broker
4.9	Acknowledgements
4.10	Investment Purpose
4.11	Accredited Investor

ARTICLE V	Representations And Warranties Of Advance America

5.1	Representations
5.2	Organization, Power and Authority of Advance America
5.3	Due Authorization; Binding Obligation; No Conflicts; and Consents
5.4	Litigation
5.5	Broker

ARTICLE VI	Covenants Of The Parties

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6.1	Reasonable Best Efforts
6.2	Power of Attorney
6.3	Required Approvals

ARTICLE VII	Conditions To The Obligation Of Advance America

7.1	Receipt of Necessary Consents
7.2	Commencement of IPO of Advance America Common Stock

ARTICLE VIII	Conditions To Obligations Of Wyoming

8.1	Certified Resolutions
8.2	No Prohibition

ARTICLE IX	Certain Actions After The Closing

9.1	Risk of Loss
9.2	Taxes
9.3	Execution of Further Documents

ARTICLE X	Indemnification

10.1	Indemnification by Advance America
10.2	Indemnification by Wyoming
10.3	Notification of Claims
10.4	Survival
10.5	Sole Remedy

ARTICLE XI	Miscellaneous

11.1	Amendment and Modification
11.2	Binding Effect; Assignment
11.3	Waiver
11.4	Entire Agreement
11.5	Headings
11.6	Execution in Counterpart
11.7	Notices
11.8	Termination
11.9	Governing Law
11.10	Limitation on Rights of Other Persons
11.11	Severability

_____________________________

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EXHIBITS

Exhibit A	Aircraft Inventory
Exhibit B	Share Ownership and Purchase Price Allocation for Aircraft
Exhibit C	Form of Bill of Sale
Exhibit D	Form of Acceptance Certificate

iii

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is made and entered into as of this ____ day of December, 2004, by and between Advance America, Cash Advance Centers, Inc., a Delaware corporation (“Advance America”), and Wyoming Associates, Inc., a Delaware corporation (hereinafter “Wyoming”).

Recitals

Wyoming owns the two (2) used aircraft described in Article 2.1 below.  Wyoming desires to contribute, and Advance America desires to accept, the two (2) used aircraft described below, on the terms and subject to the conditions of this Agreement.  For federal income tax purposes, it is intended that the contribution of the two (2) used aircraft to Advance America pursuant to this Agreement be treated as a tax free contribution under Section 351 of the Internal Revenue Code of 1986, as amended.

In consideration of the mutual representations, warranties and covenants and subject to the conditions contained in this Agreement, the parties agree as follows:

ARTICLE I

Definitions

The following terms, as used herein, have the following meanings:

1.1          Defined Terms

“Governmental Authority” means any foreign or United States federal, state or local governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

“Lien” means, with respect to any property or asset, any and all mortgages, leases, liens, rights to purchase, pledges, charges, security interests, encumbrances or any other adverse claim of any kind in respect of such property or asset.

“Person” means a natural person, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

1.2          Referenced Terms

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Caption
Aircraft	2.1
Closing	2.2
Closing Date	2.2

Common Stock	2.1
Indemnified Party	9.2
Indemnifying Party	9.2
Wyoming	Caption

ARTICLE II

Contribution Of Aircraft

2.1          Contribution of Used Aircraft.  Subject to the terms and conditions of this Agreement, Wyoming agrees to contribute and transfer to, and Advance America agrees to accept:  (1)(a) that certain used 1985 Canadair Ltd. Challenger CL-600-2A12 aircraft, serial number 3042, FAA registration number N333GJ (the “Challenger Airframe”), and (b) two (2) General Electric CF343A engines, serial numbers 350155 and 350227 attached thereto (the “Challenger Engines”), together with (i) all components, accessories, and equipment installed in or attached or unattached to the Challenger Airframe or Challenger Engines, (ii) any and all spare parts owned by Wyoming and intended to be used in connection with any of the foregoing and (iii) all records relating to any of the foregoing (all of the foregoing collectively, the “Challenger Aircraft”), and (2)(a) that certain used 1994 Gates Learjet 31A aircraft, serial number 99, FAA registration number N1932K (the “Lear Airframe”), and (b) two (2) Garrett TFE731-2-3B engines, serial numbers 99311 and 99292 attached thereto (the “Lear Engines”), together with (i) all components, accessories, and equipment installed in or attached or unattached to the Lear Airframe or Lear Engines, (ii) any and all spare parts owned by Wyoming and intended to be used in connection with any of the foregoing and (iii) all records relating to any of the foregoing (all of the foregoing collectively, the “Lear Aircraft”).  The Challenger Aircraft and the Lear Aircraft shall be referred to herein collectively as the “Aircraft”.  A complete inventory of the Aircraft is attached hereto as Exhibit A.

The parties agree the value of the Lear Aircraft is $2,790,250.00 and the value of the Challenger Aircraft is $7,503,000.00.  In consideration for the Aircraft, Advance America shall issue to Wyoming an aggregate of ______ shares of fully paid, non-assessable, authorized common stock, no par value per share, of Advance America (the “Common Stock”), as allocated to Wyoming as indicated on Exhibit B (the “Contribution Stock”).

2.2          Closing.  The closing of the contribution provided for in this Agreement, the other transactions contemplated herein, and delivery of the Aircraft, will take place at the offices of Advance America, as soon as possible following Advance America’s acceptance of the Inspection (as defined in Article 3.1), allowing reasonable time for the correction of discrepancies and for the Aircraft to be moved to the Delivery Location (as defined in Article 3.3) but in no event later than _____ ___.m. (Eastern time), on December ___, 2004, or at such other time and place as the parties may agree (such event is referred to as the “Closing,” and such date is referred to as the “Closing Date”).  The closing of the Aircraft portion of the transaction will go through Insured Aircraft Title

Service, Inc., 4848 S. W. 36th Street, Oklahoma City, Oklahoma 73179 (“Escrow Agent”).  The documents conveying each Aircraft shall be (a) a usual U.S. Government AC Form No. 8050-2 (“FAA Bill of Sale”), and (b) a full warranty (as to title) bill of sale in substantially the form attached hereto as Exhibit C (“Bill of Sale”).  The FAA Bills of Sale shall be accompanied, if applicable, by properly executed release of lien and lease termination documents in due form for recordation with the U.S. Federal Aviation Administration.  Wyoming shall execute the FAA Bills of Sale, the Bills of Sale, and all other necessary releases of Liens, lease termination or other documents necessary to deliver good and marketable title to the Aircraft free and clear of any and all Liens and deliver each such document to Escrow Agent on or before the Closing Date.  On the Closing Date, Wyoming shall direct the Escrow Agent to (a) file the Bills of Sale and all other necessary releases of Liens, lease termination or other documents necessary to deliver good and marketable title to the Aircraft free and clear of any and all Liens with the FAA and (b) release and deliver the Bills of Sale to Advance America.

2.3          Closing Obligations

2.3.1        Wyoming’s Closing Deliveries.  At the Closing, Wyoming will deliver to Advance America those items described above in Section 2.2 and being held by the Escrow Agent pursuant to this section; and any and all other agreements, certificates, instruments and documents that shall be reasonably required of Wyoming under this Agreement.

2.3.2        Advance America’s Closing Deliveries.  At the Closing, Advance America will deliver to Wyoming certificates evidencing the Contribution Stock registered in the name of Wyoming as set forth on Exhibit B, and any and all other agreements, certificates, instruments and documents that shall be reasonably required of Advance America under this Agreement.

ARTICLE III

Inspection, Acceptance, And Delivery

3.1          Inspection.  Advance America, at its expense, shall be permitted [-] business days from the date of this Agreement (the “Inspection Period”) to perform a pre-contribution inspection of the Aircraft (the “Inspection”).  During the Inspection Period, Advance America and its representatives and agents shall have full access to the Aircraft to conduct all necessary or advisable inspection of the Aircraft or any portion thereof and shall be entitled to participate in a flight test under Wyoming’s command and control.  All costs and expenses of Advance America’s representatives in connection with the ground inspections of the Aircraft and the flight test will be Advance America’s responsibility as well as costs for fuel, oil, airport fees, flight crew, insurance, takeoff/landing fees, customs duties, ground handling charges and airways communication charges in connection with ground inspections and the flight test.  Wyoming agrees that (a) Advance America has the exclusive right to the Aircraft during the Inspection Period for the purpose of performing the Inspection, (b) any and all documents, work orders or technical information which relate in any way to work previously accomplished during any pre-contribution inspection, regularly scheduled inspection or any maintenance whatsoever, if in Wyoming’s possession, shall be immediately provided to Advance America, and (c) Wyoming will, as soon as practicable after the date hereof, authorize any maintenance facility that has maintained the Aircraft to disclose to the Advance America and any of its representatives any information factually material to the condition and/or maintenance of the Aircraft.

3.2          Acceptance.  In its sole discretion, Advance America may, by written notice to Wyoming within [--] business days of the termination of the Inspection Period, either (i) refuse to accept the Aircraft without any penalty to the Advance America, in which case this Agreement shall immediately terminate without further obligation to either party hereunder (other than the obligations of Wyoming contained in Section 10.2 hereof, which shall in any event survive the termination of this Agreement) or (ii) accept the Aircraft subject to the obligations of Wyoming in the following sentence. If Advance America accepts the Aircraft in accordance with the foregoing clause (ii), Wyoming shall correct at its sole cost and expense and within a reasonable period of time, all discrepancies identified in the Inspection that must be corrected in order to deliver the Aircraft to Advance America in an airworthy condition with a standard FAA Certificate of Airworthiness, duly registered with the FAA with all FAA airworthiness directives and airframe manufacturer and engine manufacturer mandatory and recommended service bulletins, complied with without deferment or extension, with all systems functioning normally in accordance with manufacturer’s recommendations, and current on its FAA-approved maintenance program.  Advance America may reject the Aircraft upon a failure by Wyoming to correct the discrepancies identified in the Inspection to Advance America’s reasonable satisfaction and in accordance with this Article 3.2, in which case Wyoming shall immediately pay to Advance America all costs and expenses incurred by Advance America for the Inspection and any test flights.  The parties agree that acceptance of the Aircraft under this Article 3.2 shall be an acceptance of the condition of the Aircraft only and shall not constitute or be deemed an acceptance of title to the Aircraft by Advance America.  Wyoming’s failure to correct discrepancies as required by Article 3.2 prior to [-] shall be deemed a breach by Wyoming of its obligations under such Article, in which case Wyoming shall immediately pay to Advance America all costs and expenses incurred by Advance America for the Inspection and any test flights.

3.3          Delivery.  Delivery shall take place at an airport within the State of South Carolina (the “Delivery Location”).  Wyoming agrees to deliver the Aircraft with a current FAA Certificate of Airworthiness and with good title, free and clear of all Liens whatsoever.  On the Closing Date, Wyoming will execute all assignments and other documents necessary to transfer the Aircraft and any existing manufacturer’s warranties to Advance America.  For avoidance of doubt, delivery of the Aircraft (the “Delivery”) shall be deemed to have occurred immediately upon the execution and delivery by Advance America of an Acceptance Certificate substantially in the form of Exhibit D hereto and the receipt by Wyoming of the Contribution Stock.

ARTICLE IV

Representations And Warranties Of Wyoming

Wyoming hereby represents and warrants to Advance America as follows, which representations and warranties shall survive the Closing Date.

4.1          Organization, Power and Good Standing.  As of the Closing Date, Wyoming is a Delaware corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and Wyoming has full authority (i) to own or lease the assets and properties it purports to own or use, (ii) to conduct the business as it is now being conducted, and (iii) to carry out the transactions and agreements contemplated by this Agreement.  Wyoming has heretofore delivered to Advance America true and complete copies of its organizational documents as currently in effect.

4.2          Status and Title to Aircraft.

(a)           As of the Closing Date, the Aircraft is in good working order and repair within the tolerances of the manufacturer’s maintenance manuals and published wear limitations, is duly registered with the FAA and has a valid United States Certificate of Airworthiness issued by the FAA.  All conditions described as owner’s responsibility with respect to any warranty relating to the Aircraft have been and are satisfied such that no claim, to the extent such warranties are assignable or transferable, with respect to any existing warranty will be denied.

(b)           As of the Closing Date, Wyoming has good and marketable title to the Aircraft and on the Closing Date, Wyoming will convey to Advance America good and marketable title to the Aircraft free and clear of any and all Liens.

4.3          Authority and Binding Obligation.  Wyoming: (a) has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and perform its obligations hereunder and this Agreement constitutes the legal, valid and binding obligations, subject to general equity principles, of Wyoming, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or reorganization or similar laws affecting the rights of creditors generally. The individual executing this Agreement on behalf of Wyoming is an officer of Wyoming and has all requisite power and authority to bind Wyoming.

4.4          Litigation.  There are no judgments, actions, suits, claims or legal, administrative, arbitration or other proceedings or governmental investigations or examinations pending or threatened or injunctions or orders entered, pending or threatened against Wyoming or its members or its business, property or assets, at law or in equity, before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, to restrain or prohibit the consummation of the transactions contemplated hereby or to obtain damages which if decided adversely would adversely affect the ability of Wyoming to consummate the transactions provided for in this Agreement.

4.5          Limited Warranty.  Except as set forth herein, the Aircraft is being contributed and transferred on an “AS-IS” and “WHERE-IS” basis, and there are no warranties that extend beyond the description of the Aircraft.  Except as set forth herein, Wyoming disclaims all expressed or implied warranties or representation of any kind or nature whatsoever including merchantability and fitness.

4.6          Taxes.  Wyoming warrants that there are no outstanding or delinquent taxes or duties attributable to the Aircraft as of the Closing Date except as specifically stated herein and except property taxes for FY 2004, which are due January 15, 2005, and shall be the responsibility of Advance America.  This warranty shall survive delivery and acceptance of the Aircraft by Advance America.

4.7          No Conflicts.  The entry into and performance by Wyoming of this Agreement and the transactions contemplated hereby do not and will not conflict with or violate (i) any law or regulation or any official or judicial order applicable to Wyoming or its assets; or (ii) any organizational document of Wyoming; or (iii) any agreement or document to which Wyoming is a party or which is binding upon Wyoming or its assets.

4.8          Broker.  Wyoming has not hired or utilized a broker to assist in any way with the contribution of the Aircraft to Advance America.

4.9          Acknowledgements.  Wyoming is aware and understands that (i) Advance America is relying upon the representations, warranties, and agreements of Wyoming as set forth in this Article IV in determining the applicability of certain laws and regulations to the transactions contemplated hereby and accordingly such representations and warranties shall survive the Closing; (ii) there are substantial risks incident to an investment in the Common Stock, an investment in the Common Stock is inherently speculative in nature, and Wyoming may suffer a complete loss of investment; (iii) no federal or state agency has passed upon the Common Stock or made any finding or determination as to the fairness of this investment or the merits of the terms of the offer and the sale of the Common Stock; (iv)  Wyoming must bear the economic risk of its investment in the shares of Common Stock for an indefinite period of time because the shares of Common Stock have not been registered under the Securities Act or any state securities law and, therefore, cannot be sold or transferred unless either they are subsequently registered under the Securities Act or an exemption from such registration is available; (v) ownership of the Common Stock is suitable only for persons who have adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment; (vi) there is no market for the Common Stock and none is likely to develop; and (vii) the shares of Common Stock are and will be “restricted securities,” as said term is defined in Rule 144 promulgated under the Securities Act.

4.10        Investment Purpose.  Wyoming is acquiring the shares of Common Stock for investment, for its own account and not with a view to distribution or resale, and is not holding all or any portion of the shares of Common Stock for any other person.  Wyoming shall execute an investment letter or subscription agreement that Advance America and its counsel may rely upon as to Wyoming’s understandings and representations in acquiring its respective Common Stock.

4.11        Accredited Investor.  Wyoming warrants it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

ARTICLE V

Representations And Warranties Of Advance America

5.1          Representations.  In order to induce Wyoming to enter into this Agreement and to consummate the transactions contemplated hereunder, Advance America represents and warrants to Wyoming that the statements contained in the Prospectus issued September 22, 2004 are correct and complete as of the date of this Agreement.

5.2          Organization, Power and Authority of Advance America.  As of the Closing Date, Advance America is a corporation duly organized and validly existing under the laws of Delaware, with full power and authority (i) to own or lease the assets and properties it purports to own or use, (ii) to conduct its business as it is now being conducted, and (iii) to carry out the other transactions and agreements contemplated by this Agreement.

5.3          Due Authorization; Binding Obligation; No Conflicts; and Consents.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of Advance America and Advance America has the absolute and unrestricted right, power, and authority to execute this Agreement and perform its obligations hereunder.  This Agreement has been duly executed and delivered by Advance America and constitutes the legal, valid and binding obligation, subject to general equity principles, of Advance America, enforceable against Advance America in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.  Except for filings and notices under the HSR Act, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby:  (i) will conflict with or violate any provision of the certificate of incorporation or bylaws of Advance America, of any decree or order of any Governmental Authority which is either applicable to, binding upon or enforceable against Advance America, or (ii) result in any breach of or default under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against Advance America.  Except for filings and notices under the HSR Act, Advance America is not, and will not be, required to obtain the approval, consent, ratification, waiver or other authorization from, or make any filing or notification with, any Person (including a Governmental Authority) in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated by this Agreement.

5.4          Litigation.  There are no judgments, actions, suits, claims or legal, administrative, arbitration or other proceedings or governmental investigations or examinations pending or threatened or injunctions or orders entered, pending or threatened against Advance America or its members or its business, property or assets, at law or in equity, before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, to restrain or prohibit the consummation of the transactions contemplated hereby or to obtain damages which if decided adversely would adversely affect the ability of Wyoming to consummate the transactions provided for in this Agreement.

5.5          Broker.  Advance America has not hired or utilized a broker to assist in any way with the contribution of the Aircraft from Wyoming.

ARTICLE VI

Covenants Of The Parties

6.1          Reasonable Best Efforts.  Each party hereto will use its reasonable best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions to its respective obligations to consummate the contribution of the Aircraft and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and to obtain all authorizations, consents, orders, approvals, and permits of any Person or Governmental Authority that may become necessary for its execution and delivery of, and performance of its obligations pursuant to, this Agreement.  Each party hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.  Each of Wyoming and Advance America shall be excused from, and shall not be liable in any manner for, any delay or failure in performance under this Agreement if occasioned by cause or causes beyond such party’s reasonable control including, but not necessarily limited to, vendor delays, acts of God or the public enemy, weather, war, insurrection, riots, hostilities, acts of government, strikes, explosions, or serious accidents, governmental priorities or allocations, or any other cause beyond such party’s reasonable control.  Either party agrees to notify the other promptly of the occurrence of any such cause and carry out this Agreement as promptly as practicable after such cause is terminated.  In the event Wyoming cannot deliver the Aircraft or Advance America cannot make the contribution or take delivery of the Aircraft within 10 days after the occurrence and notification of such delay, then Advance America and/or Wyoming shall have the right to terminate this Agreement, upon written notice to the other party, with no further obligations (other than the obligations of Wyoming in Section 10.2, which shall in any event survive the termination of this Agreement).

6.2          Power of Attorney.  Effective as of Closing, Wyoming appoints Advance America and its successors and assigns, the true and lawful attorney or attorneys of Wyoming with full power of substitution, in the name of  Wyoming, but on behalf and for the benefit of and at the expense of Advance America: (i) to institute and prosecute, in the name of Wyoming or otherwise, all proceedings which Advance America may deem necessary or desirable to collect, assert or enforce any claim, right or title of any kind in or to the Aircraft subject to the prior consent of Wyoming, which consent shall not be unreasonably withheld; (ii) to defend and compromise any and all actions, suits or proceedings in respect of the Aircraft; and (iii) to do all such acts and things in relation to the foregoing as are reasonably necessary to exercise such powers as Advance America may deem advisable.  The foregoing power is coupled with an interest and shall be irrevocable by Wyoming in any manner or for any reason.  Advance America shall retain for its own account any amounts collected pursuant to the foregoing power, including any sums payable as interest in respect thereof, and Wyoming shall pay to Advance America, when received, any amounts which shall be received by Wyoming in respect of any of the Aircraft.

6.3        Required Approvals.  As promptly as practicable after the date of this Agreement, Wyoming will make all filings required by any law, regulation, ordinance or governmental order to be made by them in order to consummate the transactions contemplated by this Agreement (including all filings under the HSR Act, if any).  Between the date of this Agreement and the Closing Date, Wyoming will (i) cooperate with Advance America with respect to all filings that Advance America elects to make or is required by any law, regulation, ordinance or governmental order to make in connection with the transactions contemplated by this Agreement, and (ii) cooperate with Advance America in obtaining all approvals and consents Advance America reasonably deems necessary or desirable to consummate the transactions contemplated by this Agreement (including taking all actions requested by Advance America, if any, to cause early termination of any applicable waiting period under the HSR Act).

ARTICLE VII

Conditions To The Obligation Of Advance America

The obligation of Advance America to accept the Aircraft or otherwise consummate the Closing shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

7.1          Receipt of Necessary Consents.  All required consents or approvals of third parties, in form and substance reasonably acceptable to Advance America, necessary to convey to Advance America all of the Aircraft as contemplated by this Agreement shall have been obtained and must be in full force and effect and shown by written evidence reasonably satisfactory to Advance America.

7.2          Closing of IPO of Advance America Common Stock.  The occurrence of the closing of the initial public offering of Advance America’s common stock, as contemplated by Advance America’s registration statement on Form S-1 under the Securities Act of 1933, as amended.

ARTICLE VIII

Conditions To Obligations Of Wyoming

The obligations of Wyoming to contribute the Aircraft shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

8.1        Certified Resolutions.  Advance America shall have delivered to Wyoming a copy of a resolution adopted by its board of directors authorizing the transactions contemplated by this Agreement, certified as of the Closing Date by its secretary or assistant secretary.

8.2          No Prohibition.  There shall not be any order of any court restraining, prohibiting or invalidating Wyoming’ contribution of the Aircraft to Advance America or any other material transaction contemplated hereby.

ARTICLE IX

Certain Actions After The Closing

9.1          Risk of Loss.  Title to the Aircraft, including risk of casualty loss, shall remain with Wyoming until Delivery.  If the Aircraft or any part thereof is destroyed or suffers any casualty damage or loss prior to Delivery, Advance Aircraft may elect in its sole discretion to either (i) terminate this Agreement by written notice to Wyoming, and thereafter, neither party shall have any further rights or obligations hereunder (other than the obligations of Wyoming contained in Section 10.2 hereof, which shall in any event survive the termination of this Agreement) or (ii) require Wyoming to repair (at Wyoming’s sole cost and expense and within a reasonable period of time) such casualty loss or damage to the reasonable satisfaction of Advance America which repair shall be accepted by Advance America after an inspection to be conducted in the same manner as provided in Article 3 hereof.

9.2          Taxes.  Advance America hereby agrees to pay the sales, use, or similar taxes or assessments and duties or fees, which may be imposed by any taxing authority upon the delivery, or  its registration or ownership of the Aircraft, but specifically excluding any capital gains, income, personal property or other similar taxes which may be assessed against Wyoming.

9.3          Execution of Further Documents.  From and after the Closing, upon the reasonable request of Advance America, Wyoming shall execute, acknowledge and deliver all such further acts, deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may be required to convey and transfer to and vest in (i) each Company, and protect, its right, title and interest in all of the assets and properties comprising each Company’s business; and (ii) Advance America, and protect, its right, title and interest in the Aircraft; and similarly from and after the Closing, upon the reasonable request of Wyoming, Advance America shall execute, acknowledge and deliver all such further acts, deeds, bills of sale, assignments transfers, conveyances, powers of attorney and assurances as may be required to convey and transfer to and vest in Wyoming, and protect, their right, title and interest in the Contribution Stock transferred to Wyoming pursuant to this Agreement; and, in each case, as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

ARTICLE X

Indemnification

10.1        Indemnification by Advance America.  Advance America hereby releases and agrees to indemnify and save and hold Wyoming and its  subsidiaries and affiliates, and each of their respective officers, agents and employees (collectively, the “Wyoming Indemnitees”) harmless from and against any and all losses, claims, suit or judgment, including reasonable attorney’s fees, costs and expenses incident thereto for deaths or injuries to any persons, and for the loss of, damage to or destruction of any property which occurs after the Delivery of the Aircraft and which in any manner arises out of the ownership, possession, maintenance or use of the Aircraft by Advance America or its affiliates, agents or assigns except, with respect to each Wyoming Indemnitee, if caused by the gross negligence or willful misconduct of such Wyoming Indemnitee.  In no event shall Advance America be liable to any Wyoming Indemnitee or any third party for any incidental or consequential damages, including, without limitation, loss of profits or goodwill, loss of use, loss of time, inconvenience or commercial loss.  Notwithstanding anything herein to the contrary, the provisions of this Section 10.1 shall survive the termination of this Agreement.

10.2        Indemnification by Wyoming.  Wyoming hereby releases and agrees to indemnify and save and hold Advance America and its subsidiaries and affiliates, and each of their respective officers, agents and employees (collectively, the “Advance America Indemnitees”) harmless from and against any and all losses, claims, suit or judgment, including reasonable attorney’s fees, costs and expenses incident thereto for deaths or injuries to any persons, and for the loss of, damage to or destruction of any property which occurs at or prior to Delivery of the Aircraft and which in any manner arises out of the ownership, possession, maintenance or use of the Aircraft by Wyoming, or its affiliates, agents or assigns except, with respect to each Advance America Indemnitee, if caused by the gross negligence or willful misconduct of such Advance America Indemnitee. In no event shall Wyoming be liable to Advance America or any third party for any incidental or consequential damages, including, without limitation, loss of profits or goodwill, loss of use, loss of time, inconvenience or commercial loss.  Notwithstanding anything herein to the contrary, the provisions of this Section 10.2 shall survive the termination of this Agreement.

10.3        Notification of Claims.

(a)           A party which may be entitled to be indemnified pursuant to Sections 10.1 or 10.2 (the “Indemnified Party”) shall promptly notify the party liable for such indemnification (the “Indemnifying Party”) in writing of any pending or threatened claim or demand which the Indemnified Party has determined, has given or could give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article X except to the extent that the Indemnifying Party is materially prejudiced by such failure.  Subject to the Indemnifying Party’s right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Article X within 30 days after the receipt of written notice thereof from the Indemnified Party.

(b)           If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 10.3(a), and if such claim or demand relates to a pending or threatened claim or demand asserted by a third party against the Indemnified Party, the Indemnifying Party shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend any such claim or demand asserted against the Indemnified Party.  The Indemnified Party shall have the right to participate in the defense of any such claim or demand at its own expense.  The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 10.3(a) of its election to defend any such third party claim or demand.  The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party’s possession reasonably required by the Indemnifying Party for its use in defending any third party claim or demand.  Neither the Indemnified Party nor the Indemnifying Party shall settle or compromise any claim or demand for which indemnity is sought pursuant to this Article X without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

10.4        Survival.  All the representations, warranties, and agreements of the parties contained in this Agreement, or any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the Closing.

10.5        Sole Remedy.  The sole remedy of the parties hereto for any breach for non-performance of any provision of this Agreement, other than a breach or non-performance of any provision of this Agreement by Advance America or Wyoming prior to the Closing, shall be the indemnification provided by this Article X or injunctive or other equitable relief (it being agreed by the parties that each of the covenants and agreements of the parties set forth herein, including without limitation, any agreement as to the payment of any moneys to be paid after the Closing shall be specifically enforceable).

ARTICLE XI

Miscellaneous

11.1        Amendment and Modification.  The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon in writing by Advance America, on the one hand, and Wyoming, on the other hand.

11.2        Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.  The obligations of the parties under this Agreement may not be assigned or delegated in whole or in part.

11.3        Waiver.  All rights of the parties hereunder are separate and cumulative. No waiver by either party of any default hereunder shall be deemed waiver of any subsequent default.

11.4        Entire Agreement.  This Agreement and the Exhibits attached hereto contain the entire agreement of the parties hereto with respect to the contribution of the Aircraft and the other transactions contemplated herein, and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof.  Any reference herein to this Agreement shall be deemed to include the Exhibits attached hereto.

11.5        Headings.  The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11.6        Execution in Counterpart.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

11.7        Notices.  Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and delivered to the parties at the following addresses (or to such other address as a party may have specified by notice to the other party pursuant to this provision):

If to Wyoming, addressed to:

Wyoming Associates, Inc.
961 East Main Street
Spartanburg, SC 29301
Attn: Dan C. Breeden, Jr.
Fax: 864-594-5856

With a copy to:

Steven C. Blanck
Jackson & Wade, L.L.C.

21628 Midland Drive, Suite 200
Shawnee, KS 66218
Fax: 913-338-1755

If to Advance America, addressed to:

Advance America, Cash Advance Centers, Inc.
135 N. Church Street
Spartanburg, South Carolina 29306
Attn: Christian Rudolph
Telephone: (864) 342-5663
Fax: (864) 580-5458

with a copy to:

Skadden, Arps, Slate, Meagher & Flom, LLP
4 Times Square
New York, New York 10036
Attn: Susan J. Sutherland, Esq.
Telephone: (212) 735-3000
Fax: (212) 735-2000

Any such notice shall be deemed given (i) when receipted for by the party to whom addressed, in the case of personal delivery; (ii) the next business day following service by overnight mail or delivery service; (iii) the third business day following the deposit in the U.S. mail, postage prepaid, registered or certified mail, return receipt requested; or (iv) upon receipt of electronic facsimile transmission, provided that a copy of such facsimile notice shall simultaneously be sent to the address by certified or registered mail, return receipt requested.

11.8        Termination.  Either party may terminate this Agreement in the event the other party materially breaches any of the terms and conditions contained herein, or otherwise defaults in the performance of its material contractual obligations hereunder.  Such termination shall be effective upon five (5) days written notice to the defaulting party and shall in no way affect the rights or liabilities of the parties which shall have accrued as of the date of such termination.

11.9        Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of South Carolina applicable to contracts made and to be performed therein and without regard to such State’s conflict of law provisions; the rights and remedies of the parties hereunder shall be determined in accordance with the laws of South Carolina.  Wyoming and Advance America acknowledge that the above provisions of this Section 11.9 are just, fair and reasonable to the parties and the parties’ respective agents, employees and representatives.  Wyoming and Advance America further acknowledge that such provisions represent terms which have been bargained for in the course of the parties’ discussions and negotiations leading to the agreement, and that the bargaining power of Wyoming and Advance America is approximately equal in the matters set forth in this agreement.

11.10      Limitation on Rights of Other Persons.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm, corporation or other entity other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby, except as herein otherwise provided.

11.11      Severability.  If any provision of this Agreement shall be held or deemed to be, or shall in fact be, illegal, inoperative, void or unenforceable, the same shall not affect any other provision contained herein, or render the same invalid, inoperative or unenforceable to any extent whatsoever.  Such provision shall be deemed omitted, and this Agreement, with such provision omitted, shall remain in full force and effect.

[* * *  SIGNATURES TO FOLLOW * * *]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:
Name:
Title:

WYOMING ASSOCIATES, INC.

By:
Name:
Title:

Exhibit A

[Aircraft Inventory]

Exhibit B

Share Ownership and Purchase Price Allocation for Aircraft

Exhibit C

FORM OF BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that [-], a [-] corporation (the “Seller”), is the owner of the full, legal and beneficial title to the following airframe (the “Airframe”), the related engines as specified below (the “Engines”) and all appliances, components, parts, instruments, accessories, furnishings, modules and other equipment of any nature incorporated therein, installed thereon or attached thereto on the date hereof (the “Parts”):

MANUFACTURER OF THE AIRFRAME:	MANUFACTURER OF ENGINES:

[-]	[-]

MODEL:	MODEL:

[-]	[-]

MANUFACTURER’S SERIAL NUMBER:	SERIAL NUMBERS:

[-]	[-]

[-]

FAA REGISTRATION:   [-]

The Airframe, Engines and Parts are hereinafter together referred to as the “Aircraft”.

For and in consideration of the payment by [-], (the “Buyer”), to the Seller of the sum of Ten US Dollars $10.00, and other valuable consideration in hand received, and pursuant to that certain Contribution Agreement, dated as of [--] (the “Contribution Agreement”), among (i) the Seller, and (ii) Buyer, the Seller does hereby grant, convey, sell, transfer, bargain, deliver and set over all of its above described rights, title and interest to the Aircraft to the Buyer and to its successors and assigns.  Seller hereby also assigns to Buyer any and all assignable warranties and contracts applicable to the Aircraft that Seller has received directly or indirectly from any manufacturer, supplier, maintenance provider or third party.

The Seller hereby warrants to the Buyer, its successors and assigns that it has on the date hereof good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer and that there is hereby conveyed to the Buyer on the date hereof good, legal and valid title to the Aircraft, free and clear of all Liens (as defined in the Contribution Agreement) whatsoever.

The Airframe and Parts are sold in “AS IS, WHERE IS” condition and without recourse to or warranty as to condition being given by the Seller.

Upon execution of this Bill of Sale, the Seller shall have no further right, title or interest (whether by way of ownership, lien or otherwise) in or to the Airframe and Parts or any other associated rights relating thereto (including all warranties relating thereto).This Bill of Sale is and shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative this ___ day of _____________, 2004.

[-]

By :
Name:
Title:

2

Exhibit D

FORM OF ACCEPTANCE CERTIFICATE

THIS ACCEPTANCE CERTIFICATE is delivered, as of the date set forth below, by Advance America, Cash Advance Centers, Inc., a Delaware corporation (“Advance America”), to Wyoming Associates, Inc., a [-] corporation (“Wyoming”), pursuant to the Contribution Agreement between Advance America and Wyoming dated December  ____, 2004 (the “Agreement”).

Advance America hereby indicates and confirms to Wyoming that Advance America has, at ___________ on ____________________, 2004, at _______________, _________________, in accordance with the provisions of the Agreement accepted; (A) one used 1985 Canadair Ltd. Challenger CL-600-2A12 aircraft, serial number 3042, FAA registration number N333GJ (the “Challenger Airframe”), with two (2) General Electric CF343A engines, serial numbers 350155 and 350227 attached thereto (the “Challenger Engines”), together with all components, accessories, and equipment installed in or attached or unattached to the Challenger Airframe or Challenger Engines, any and all spare parts owned by Wyoming and intended to be used in connection with any of the foregoing and all records relating to any of the foregoing (all of the foregoing collectively, the “Challenger Aircraft”), and, (B) one used 1994 Gates Learjet 31A aircraft, serial number 99, FAA registration number N1932K (the “Lear Airframe”), with two (2) Garrett TFE731-2-3B engines, serial numbers 99311 and 99292 attached thereto (the “Lear Engines”), together with all components, accessories, and equipment installed in or attached or unattached to the Lear Airframe or Lear Engines, any and all spare parts owned by Wyoming and intended to be used in connection with any of the foregoing and all records relating to any of the foregoing (all of the foregoing collectively, the “Lear Aircraft”).  The Challenger Aircraft and the Lear Aircraft shall be referred to herein collectively as the “Aircraft”.  (collectively, the “Aircraft”).

Advance America hereby confirms to Wyoming that Advance America has accepted the Aircraft for all purposes hereof and of the Agreement.  This Acceptance Certificate shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, Advance America or its assignee has caused this instrument to be executed and delivered by its duly authorized officer at the date and time of delivery set forth above.

Advance America, Cash Advance Centers, Inc.

By:

Name:

Title: